Exhibit 1.1

SCE Trust III
11,000,000 5.75% Fixed-to-Floating Rate Trust Preference Securities
(Cumulative, Liquidation Amount $25 per Trust Preference Security)

Fully and unconditionally guaranteed on a subordinated basis by
Southern California Edison Company
Underwriting Agreement
New York, New York
February 27, 2014
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
as Representatives of the several Underwriters
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
SCE Trust III (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. §3801 et seq.), a subsidiary of Southern California Edison Company, a corporation organized under the laws of the State of California (the “Company” and, together with the Trust, the “Offerors”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, 11,000,000 5.75% Fixed-to-Floating Rate Trust Preference Securities (Cumulative, Liquidation Amount $25 per Trust Preference Security) issued by the Trust (the “Securities”).
The Securities are to be issued under an amended and restated declaration of trust (the “Declaration”), to be dated as of March 6, 2014, among the Company, as sponsor, The Bank of New York Mellon Trust Company, N.A., as institutional trustee (the “Institutional Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), and three individuals who are officers or employees of the Company, as administrative trustees (the “Administrative Trustees” and, together with the Institutional Trustee and the Delaware Trustee, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and amounts payable upon liquidation or redemption (the “Guarantee”), to the extent described in the Preliminary Prospectus and Final Prospectus, pursuant to a guarantee agreement to be dated as of March 6, 2014 (the “Guarantee Agreement”), entered into by the Company.

Exhibit 1
EXECUTION VERSION

The Trust will use the proceeds from the sale of the Securities together with the proceeds from the sale of its common securities (the “Common Securities”) to the Company to purchase $275,000,000 aggregate liquidation preference of the Series H Preference Stock (the “Series H Preference Shares”) issued by the Company pursuant to the certificate of determination of preferences for the Series H Preference Stock, to be dated as of February 27, 2014.
To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
1.Representations and Warranties.
(A)    The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter that:
(a)    The Offerors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (file number 333-183045), for registration under the Act of the offering and sale of the Securities. The Company has filed with the Commission, and furnished to you, a Preliminary Prospectus relating to the Securities in accordance with Rule 424(b) and will next file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x).
(b)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(c)    As of the Initial Sale Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(d)    Neither any Issuer Free Writing Prospectus nor the final term sheet, substantially in the form of Schedule II hereto (the “Final Term Sheet”), includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(e)    The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act, is and will be classified as a “grantor trust” for United States federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and to perform its obligations hereunder and in the Declaration, is not required to be authorized to do business in any other jurisdiction, and is not a party to or otherwise bound by any agreement other than those described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
(f)    This Agreement has been duly authorized, executed and delivered by the Trust.
(g)    The Securities have been duly and validly authorized for issuance by the Trust and, when authenticated in the manner provided for in the Declaration and issued and delivered against payment therefor as provided herein, will be duly and validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Declaration, not subject to any preemptive or other similar rights, and will conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
(h)    The holders of the Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
(i)    The Common Securities have been duly authorized on behalf of the Trust by the Company, as depositor of the Trust, and upon delivery by the Trust to the Company against payment therefor as set forth in the Declaration, will be duly and validly issued and (subject to the terms of the Declaration) fully paid and nonassessable beneficial interests in the assets of the Trust entitled to the benefits of the Declaration and will conform as to legal matters in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, the issuance of the Common Securities is not subject to preemptive or other similar rights, and on the Closing Date all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Securities and the Common Securities are the only type of beneficial interest in the assets of the Trust authorized to be issued by the Trust.
(j)    The issue and sale of the Securities, the Common Securities and the Series H Preference Shares and the consummation of any other of the transactions herein contemplated and the fulfillment of the terms hereof have been duly authorized by all necessary action (Trust or otherwise) on behalf of the Trust and the Company, as the case may be, and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Trust pursuant to, (i) the articles of incorporation, by-laws, the Declaration or other organizational documents of the Company or the Trust, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Trust is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Trust of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Trust or any of its or their properties.
(k)    The Trust is not and, after giving effect to the offering and sale of the Securities and the Common Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Final Prospectus, the Trust will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(B)    The Company represents and warrants to, and agrees with, each Underwriter that:
(a)    The Guarantee Agreement and the Declaration (together, the “Company Agreements”) have each been duly authorized and, when validly executed and delivered by the Company and in the case of the Declaration, by the Trustees, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions; and the Company Agreements and the certificate of determination of preferences for the Series H Preference Stock, which will each be in substantially the form filed as an exhibit to the Registration Statement (in the case of the Company Agreements), and as an exhibit to a Current Report on Form 8-K (in the case of the certificate of determination of preferences), will each conform in all material respects to the descriptions thereof in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
(b)    Each of the Administrative Trustees is an employee of the Company and, when validly executed and delivered by the Administrative Trustees, the Declaration will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is, as the case may be, a “well-known seasoned issuer” (as defined in Rule 405). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(d)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(e)    The Company is not and, after giving effect to the offering and sale of the Series H Preference Shares and the application of the proceeds thereof as described in the Preliminary Prospectus and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act.
(f)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(g)    There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “Southern California Edison Company” and the statements incorporated by reference in the Preliminary Prospectus and the Final Prospectus from the sections entitled “Business—Southern California Edison Company—Regulation” and “—Environmental Regulation of Edison International and Subsidiaries” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”), as supplemented by information contained in the Company’s subsequent Current Reports on Form 8-K, which are incorporated by reference in the Preliminary Prospectus and the Final Prospectus, fairly summarize the matters therein described in all material respects.
(h)    This Agreement has been duly authorized, executed and delivered by the Company.
(i)    The Series H Preference Shares conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. The Series H Preference Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Trust, will be fully paid and nonassessable and will not be subject to preemptive or other similar rights.
(j)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained (i) under the Act, and (ii) from the California Public Utilities Commission, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
(k)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement (the “Financial Statements”) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Company’s Form 10-K, incorporated by reference in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Form 10-K, the information included therein. The financial information included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus complies with the requirements of Regulation G and Item 10(e) of Regulation S-K under the Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Preliminary Prospectus and Final Prospectus fairly represents the information called for in all material respects and has been prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto.
(l)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedule for the year ended December 31, 2013 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
(m)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).
(n)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.
(o)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined under Rule 13a-15(e) under the Exchange Act), and, as of December 31, 2013, such disclosure controls and procedures were effective.
(p)    The Company is not in violation or default of (i) any provision of its articles of incorporation, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable (except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, in the aggregate, have a Material Adverse Effect).

(q)    The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).
(r)    The Company is (i) in compliance with any and all applicable national and local U.S. federal and state laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(s)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any supplement thereto).
(t)    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(u)    The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
(v)    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.
(w)    Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, except where the failure to satisfy such standard would not have a Material Adverse Effect; each pension plan established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan, has been determined by the Internal Revenue Service to be in all material respects designed in accordance with Section 401 of the Code, and each such pension plan has subsequently been amended, and the Company believes that each such pension plan, as amended, is designed in compliance with Section 401 of the Code; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, except in such cases where noncompliance would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(x)    Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters other than commercial paper.
(y)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with Section 401 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) related to loans.
(z)    The Company is a "public utility" as defined in Section 201(e) of the Federal Power Act (Title 16, Chapter 12 of the United States Code) and Section 216 of the Public Utilities Code of the State of California and is regulated in respect of (i) its rates and charges by the Federal Energy Regulatory Commission and the California Public Utilities Commission and (ii) the issuance or guarantee of its securities by the Federal Energy Regulatory Commission and the California Public Utilities Commission.
Any certificate signed by any officer of the Company or any Trustee of the Trust and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by either the Company or the Trust, as the case may be, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the respective number of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to $25.00 per Security. In view of the fact that the Trust will use the proceeds from the sale of the Securities to purchase the Series H Preference Shares, the Company hereby agrees to pay on the Closing Date (as defined herein) to the Underwriters, compensation in an amount equal to $0.7875 per Security; provided, however that with respect to sales made by the Underwriters to certain institutions, the Company agrees to pay compensation to the Underwriters of $0.3750 per Security.
3.    Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on March 6, 2014 or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Trust. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Registration Statement, Disclosure Package and the Final Prospectus.
5.    Agreements. The Offerors jointly and severally agree with the several Underwriters that:
(a)    Prior to the termination of the offering of the Securities, the Offerors will not file any amendment of the Registration Statement or supplement (including the Preliminary Prospectus or the Final Prospectus) unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Offerors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Offerors will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Offerors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Offerors will use their best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    The Offerors will prepare the Final Term Sheet and will file the Final Term Sheet pursuant to Rule 433(d) within the time required by such Rule.
(c)    If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Offerors will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.
(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Offerors promptly will (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (3) use their best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (4) supply any amended or supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)    Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)    The Offerors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that: in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.
(h)    (i) Each Offeror agrees that, unless it has obtained or obtains, as the case may be, the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with each Offeror that, unless it has obtained or obtains, as the case may be, the prior written consent of each Offeror, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by an Offeror with the Commission or retained by an Offeror under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or an Offeror is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Offeror agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(i)    The Offerors will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Offerors or any affiliate of an Offeror or any person in privity with an Offeror or any affiliate of an Offeror), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, (i) any preferred securities issued or guaranteed by the Offerors or (ii) shares of any class of capital stock of the Company or the Trust (other than the Series H Preference Shares, the Common Securities or the Securities) which is preferred as to the payment of dividends, or as to the distribution of assets upon any liquidation or dissolution of the Offerors, over shares of any other class of capital stock of the Offerors or publicly announce an intention to effect any such transaction for a period commencing on the date hereof and continuing to and including the date that is 30 days after the date of the Final Prospectus.
(j)    The Offerors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Offerors to facilitate the sale or resale of the Securities.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities, as described in Section 2 hereof, shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Initial Sale Time, the Execution Time and the Closing Date, to the accuracy of the statements of Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of its obligations hereunder and to the following additional conditions:
(a)    The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened and any request of the Commission for additional information (to be included in the Registration Statement or Final Prospectus or otherwise) shall have been complied with in all material respects.
(b)    The Company shall have requested and caused Barbara E. Mathews, Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California;

(ii)
    The Company has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus;

(iii)
    The Company has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform this Agreement, the Declaration and the Guarantee Agreement and to offer, issue, sell and deliver the Series H Preference Shares;

(iv)
The Company’s authorized equity capitalization is as set forth or incorporated by reference in the Preliminary Prospectus and Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Preliminary Prospectus and Final Prospectus; the Series H Preference Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Trust, will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Series H Preference Shares; and except as set forth or incorporated by reference in the Preliminary Prospectus and Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interest in the Company are outstanding;

(v)
There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property which, in any such case, is required by the Act or the Exchange Act, or the rules and regulations thereunder, to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus that is not described as so required and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the headings “Legal Matters” and “Southern California Edison Company” or incorporated by reference into the Preliminary Prospectus and the Final Prospectus from the sections entitled “Business—Southern California Edison Company—Regulation” and “—Environmental Regulation of Edison International and Subsidiaries” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as supplemented by information contained in the Company’s subsequent Current Reports on Form 8-K, which are incorporated by reference in the Preliminary Prospectus and the Final Prospectus, fairly summarize the matters therein described in all material respects; and the statements set forth in the Preliminary Prospectus and the Final Prospectus under the heading “Description of the Series H Preference Shares,” insofar as those statements purport to summarize certain provisions of the Series H Preference Shares, are accurate summaries in all material respects;

(vi)
the Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the Preliminary Prospectus and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder;

(vii)	this Agreement has been duly authorized, executed and delivered by the Company in its own capacity and as the Depositor on behalf of the Trust;

(viii)	the Declaration and the Guarantee Agreement have been duly authorized, executed and delivered by the Company;

(ix)
no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, and from the California Public Utilities Commission, and such as may be required under the blue sky laws of any jurisdiction in connection with the transactions described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

(x)
None of the execution and delivery of this Agreement, the Declaration or the Guarantee Agreement, the issue and sale of the Securities, the Common Securities or the Series H Preference Shares, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) where such breach or violation, or lien, charge or encumbrance would not have a Material Adverse Effect; and

(xi)	no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
Such opinion will also include language to the effect that such counsel has no reason to believe that, as of the Initial Sale Time, the documents included in the Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Such opinion will also include language to the effect that counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent she deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom she believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent she deems proper, on certificates of responsible officers of the Company and public officials. Such counsel may render such opinion subject to such exceptions and qualifications as are reasonable or customary under the circumstances and acceptable to counsel for the Underwriters. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.
(c)    The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such letter and opinion or opinions, dated the Closing Date and addressed to the Representatives as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)    The Representatives shall have received from Munger, Tolles & Olson LLP, counsel for the Offerors, such letter and opinion or opinions, dated the Closing Date and addressed to the Representatives with respect to the Disclosure Package, the Final Prospectus, the enforceability of the Guarantee Agreement, the due authorization, execution and delivery by the Company in its own capacity of this Agreement, the due authorization, execution and delivery by the Company of the Declaration and the Guarantee Agreement, certain United States federal income tax matters related to the Trust, and certain matters under the Investment Company Act related to the Trust.
(e)    The Representatives shall have received from Emmet, Marvin & Martin, LLP, special counsel for The Bank of New York Mellon Trust Company, N.A., such opinion or opinions, dated the Closing Date and addressed to the Representatives with respect to the Institutional Trustee, and other related matters as the Representatives may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(f)    The Representatives shall have received from Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, such opinion or opinions, dated the Closing Date and addressed to the Representatives with respect to the Delaware Trustee, and other related matters as the Representatives may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)    The Representatives shall have received from Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, such opinion or opinions, dated the Closing Date and addressed to the Representatives with respect to the issuance and sale of the Securities and the Common Securities, the Trust, this Agreement and the Declaration, and other related matters as the Representatives may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(h)    The Company shall have furnished to the Representatives a certificate of the Company and of the Trust, signed, in the case of the Company, by the Vice President and Treasurer of the Company and, in the case of the Trust, by one of the Administrative Trustees, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus, any supplements or amendments thereto and this Agreement and that:

(i)
the representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company or the Trust, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)
no stop order suspending the effectiveness of the Registration Statement or notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)
    since the date of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, including the Trust, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).

(i)    The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, including confirmation that (i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”); and (ii) they have performed an audit of the consolidated financial statements of the Company as of December 31, 2013 and the related financial statement schedule.
(j)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof),

the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, including the Trust, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).
(k)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities or preferred securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that either indicates a negative change or does not indicate the direction of the possible change.
(l)    The Securities shall have been listed or approved for listing, upon notice of issuance, on the New York Stock Exchange.
(m)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, NY, on the Closing Date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of either of the Offerors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution. (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to an Offeror by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their directors or trustees, each of the Company’s officers who signs the Registration Statement, and each person who controls an Offeror within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to an Offeror by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page of the Final Prospectus regarding delivery of the Securities and, under the heading of the Final Prospectus labeled “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters by the Representatives for inclusion in the Final Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the

Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount pursuant to this paragraph (d) in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls an Offeror within the meaning of either the Act or the Exchange Act, each officer of an Offeror who shall have signed the Registration Statement and each director or trustee of an Offeror shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Certain Acknowledgements by the Offerors. The Offerors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Offerors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Offerors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Offerors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Offerors shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Offerors with respect thereto. Any review by the Underwriters of the Offerors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Offerors.
11.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).
12.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Offerors or their officers and trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, trustees, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
13.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
14.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission to each of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: High Grade Syndicate Desk – 3rd Floor (fax no.: (212) 834-6081); Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Investment Banking Division (fax no.: (212) 507-8999); RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, NY 10281, Attention: Transaction Management Group/Scott Primrose (fax no: (212) 658-6137); and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management (fax no.: (704) 410-0326); or, if sent to the Company, or to the Trust care of the Company, will be mailed, delivered or sent by facsimile transmission to Southern California Edison Company, Assistant Treasurer, 2244 Walnut Grove

Ave., Rosemead, CA 91770 (fax no.: (626) 302-1472) and confirmed to the attention of the General Counsel at the same address, c/o Michael Henry (fax no.: (626) 302-4106).
15.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
16.    Applicable Law and Waiver of Jury Trial. (a) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
(b)    The Offerors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
18.    Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Offerors and the Underwriters, or any of them, with respect to the subject matter hereof.
19.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
20.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended and supplemented to the Initial Sale Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the Final Term Sheet, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Enforceability Exceptions” shall mean bankruptcy, insolvency, fraudulent conveyance, reorganizational, moratorium or similar laws relating to or affecting enforcement of creditor’s rights generally by general equitable principles (whether considered in proceeding at law or in equity).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the prospectus relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Initial Sale Time” shall mean 3:19 p.m. (Eastern time) on the date of this Underwriting Agreement.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Material Adverse Effect” shall mean, with respect to the Company, any effect that is materially adverse to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
“Preliminary Prospectus” shall mean the preliminary prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(A)(a) above, including exhibits and financial statements, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Company and the several Underwriters.

Very truly yours,
SCE Trust III
By: Southern California Edison Company
as Depositor

By:	/s/ ROBERT C. BOADA
Name: Robert C. Boada
Title: Vice President and Treasurer

SOUTHERN CALIFORNIA EDISON COMPANY

By:	/s/ ROBERT C. BOADA Name: Robert C. Boada Title: Vice President and Treasurer

[Underwriting Agreement Signature Page – 1 of 2]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
J.P. MORGAN SECURITIES LLC By: /s/ ROBERT BOTTAMEDI Name: Robert Bottamedi Title: Vice President
MORGAN STANLEY & CO. LLC By: /s/ YURIJ SLYZ Name: Yurij Slyz Title: Executive Director
RBC CAPITAL MARKETS, LLC

By: /s/ JM SCONZO
      Name: JM Sconzo
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By: /s/ CAROLYN HURLEY
      Name: Carolyn Hurley
Title: Director

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

[Underwriting Agreement Signature Page – 1 of 2]

SCHEDULE I

Underwriter	Number of Securities to be Purchased
J.P. Morgan Securities LLC	3,300,000
Morgan Stanley & Co. LLC	3,300,000
RBC Capital Markets, LLC	2,200,000
Wells Fargo Securities, LLC	2,200,000
Total	11,000,000

SCHEDULE II

SCE Trust III
11,000,000 5.75% Fixed-to-Floating Rate Trust Preference Securities
(Cumulative, Liquidation Amount $25 per Trust Preference Security)

Fully and unconditionally guaranteed, to the extent described in the related Prospectus, by
Southern California Edison Company

SUMMARY OF TERMS
Issuer:
SCE Trust III (the “Issuer”), a Delaware statutory trust, the sole assets of which will be the shares of Series H Preference Stock (the “Series H Preference Shares”) issued by Southern California Edison Company (the “Company”). The Company will own all of the common securities of the Issuer.

Guarantor:	The Company, to the extent described in the related prospectus dated February 27, 2014 (the “Prospectus”)
Securities Offered:	11,000,000 5.75% Fixed-to-Floating Rate Trust Preference Securities (Cumulative)
Liquidation Amount:	$25 per Trust Preference Security
Aggregate Liquidation Amount:	$275,000,000
Expected Ratings of Securities*:	[Reserved]
Trade Date:	February 27, 2014
Settlement Date:	March 6, 2014 (T+5)
Maturity:	Perpetual
Public Offering Price:	100% per Trust Preference Security
Distributions:
(i) From March 6, 2014 to but excluding March 15, 2024, at a rate of 5.75% of the liquidation amount of $25 per Trust Preference Security per annum, payable beginning on June 15, 2014 and ending on March 15, 2024, and (ii) from and including March 15, 2024, at a floating rate equal to the three-month LIBOR plus a spread of 2.99% of the liquidation amount of $25 per Trust Preference Security per annum, in each case, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, subject to the Issuer receiving dividend payments on the Series H Preference Shares when, as, and if declared by the Company. Distributions on the Trust Preference Securities, and dividends on the Series H Preference Shares, are cumulative from the date of issue.

Optional Redemption:
The Company may redeem the Series H Preference Shares (i) at its option, in whole or in part, at any time, or from time to time, on or after March 15, 2024, and (ii) in whole, but not in part, at any time prior to March 15, 2024 within 90 days after certain changes in tax or investment company law or interpretation occur, as described in the Prospectus, at 100% of their liquidation preference, plus accrued and unpaid dividends, if any. Upon any redemption of the Series H Preference Shares, a corresponding amount of Trust Preference Securities will be redeemed.

Voting Rights:	None generally, except as described in the Prospectus.
Ranking:
The Series H Preference Shares will rank equally with other series of the Company’s preference stock, including the Company’s Series A, D, E, F and G Preference Stock; junior to the Company’s cumulative preferred stock and secured and unsecured debt; and senior to the Company’s common stock. The Trust Preference Securities will effectively have the same ranking as the Series H Preference Shares, as described in the Prospectus.

Issuance of Senior Shares:
As long as any Series H Preference Shares are outstanding, the Company does not intend to issue any shares of capital stock ranking senior to the Series H Preference Shares with respect to payment of dividends and distribution of the Company’s assets upon the Company’s liquidation, dissolution or winding up.

No Conversion Rights:	Neither the Trust Preference Securities nor the Series H Preference Shares will be convertible into shares of any other class or series of the Company’s capital stock or any other security.
Use of Proceeds:
The Issuer will use all the proceeds from the sale of the Trust Preference Securities (and the sale of the Issuer’s common securities to the Company) to purchase the Series H Preference Shares from the Company. The Company intends to use the net proceeds from the sale of the Series H Preference Shares to the Issuer to repay commercial paper borrowings and/or for general corporate purposes.

Tax Treatment:	Generally eligible for the “dividend-received deduction” (DRD) and “qualified dividend income” (QDI) treatment, as long as the Company has current or accumulated earnings and profits.

Listing:
Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR H.” If approved for listing, the Company expects the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of March 6, 2014.

Form:	Book-entry only
CUSIP/ISIN:	78409B 207/US78409B2079
Joint Book-running Managers:	J.P. Morgan Securities LLC (“J.P. Morgan”) Morgan Stanley & Co. LLC (“Morgan Stanley”) RBC Capital Markets, LLC (“RBC Capital Markets”) Wells Fargo Securities, LLC (“Wells Fargo Securities”)
* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4533 for J.P. Morgan, by calling toll-free 1-800-584-6837 for Morgan Stanley, by calling toll-free 1-866-375-6829 for RBC Capital Markets or by calling toll-free 1-800-326-5897 for Wells Fargo Securities.

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package
[NONE]